Exhibit 99.1

Herbalife Delivers Fourth Quarter and Full-Year Net Sales Growth,
Net Sales and Adjusted EBITDA1 Exceed Guidance

Cristiano Ronaldo Invests $7.5 Million in Herbalife’s Pro2col™ Technology

LOS ANGELES, February 18, 2026 – Herbalife Ltd. (NYSE: HLF) today reported financial results for the fourth quarter and year ended December 31, 2025:

Highlights

Fourth Quarter 2025

●	Net sales up 6.3% vs. Q4 ‘24 to $1.3 billion; exceeds guidance

○ Up 5.5% year-over-year on constant currency basis[2]; exceeds guidance

●	Net income attributable to Herbalife of $85.4 million; adjusted net income[1] of $47.5 million

●	Adjusted EBITDA[1] of $156.1 million, or $167.7 million on a constant currency basis[2]; both exceed guidance

●	Diluted EPS of $0.81; adjusted diluted EPS[1] of $0.45

Full-Year 2025

●	Net sales up 0.9% vs. 2024 to $5.0 billion; exceeds guidance

○ Includes 160 basis points of foreign currency (“FX”) headwind

○ Up 2.5% year-over-year on constant currency basis[2], exceeds guidance

●	Net income attributable to Herbalife of $228.3 million; adjusted net income[1] of $219.4 million

●	Adjusted EBITDA[1] of $657.6 million, or $713.9 million on a constant currency basis[2]; both exceed guidance

○	Credit Agreement EBITDA[1] of $742.0 million, maintained total leverage ratio at 2.8x at Dec 31

●	Diluted EPS of $2.20; adjusted diluted EPS[1] of $2.12

●	Net cash provided by operating activities of $333.3 million; capital expenditures of $80.4 million

Recent Developments

●	In February, global sports icon Cristiano Ronaldo, invested $7.5 million and provided sponsorship rights for a 10% equity stake in HBL Pro2col Software, LLC (“Pro2col Software”)

[1]	Non-GAAP measure. Refer to Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of these measures to the most directly comparable U.S. GAAP measure for historical periods, as applicable, and a discussion of why the Company believes these non-GAAP measures are useful and certain information regarding non-GAAP guidance.
[2]	Non-GAAP measure. Refer to Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why the Company believes adjusting for the effects of foreign exchange is useful.

Outlook

●	First quarter and full-year 2026 guidance provided

Management Commentary

Herbalife reported fourth quarter 2025 net sales of $1.3 billion, up 6.3% year-over-year, including 80 basis points of FX tailwinds. On a constant currency basis2, net sales increased 5.5% year-over-year for the quarter.

Gross profit margin was 77.5% in the fourth quarter, compared to 77.8% in the prior year period. On a year-over-year and approximate basis, the change primarily reflects 100 basis points of FX headwinds, 30 basis points of unfavorable sales mix, and 30 basis points of input cost inflation, driven mainly by lower absorption rates. These impacts were partially offset by 80 basis points of pricing benefits, 10 basis points of lower outbound freight costs, and 30 basis points of other favorable cost changes.

For the quarter, net income attributable to Herbalife was $85.4 million, with net income margin of 6.7%, and adjusted net income1 of $47.5 million. Adjusted EBITDA1 of $156.1 million includes approximately $12 million of FX headwinds year-over-year, with adjusted EBITDA1 margin of 12.2%, down 20 basis points versus the fourth quarter of 2024. Diluted EPS was $0.81, with adjusted diluted EPS1 of $0.45, which includes a $0.07 year-over-year FX headwind.

Full-year 2025 net sales were $5.0 billion, up 0.9% year-over-year, including 160 basis points of FX headwinds. On a constant currency basis2, net sales increased 2.5% year-over-year.

Full-year 2025 net income attributable to Herbalife was $228.3 million, with net income margin of 4.5%, and adjusted net income1 of $219.4 million. Adjusted EBITDA1 of $657.6 million includes approximately $56 million of FX headwinds year-over-year, with adjusted EBITDA1 margin of 13.1%, up 40 basis points versus 2024. Diluted EPS was $2.20, with adjusted diluted EPS1 of $2.12, which includes a $0.39 year-over-year FX headwind.

Net cash provided by operating activities was $98.3 million and $333.3 million for the quarter and year ended December 31, 2025, respectively. Capital expenditures were $18.5 million and $80.4 million for the fourth quarter and full-year 2025, respectively, and capitalized software as a service (“SaaS”) implementation costs were approximately $9 million and $25 million, respectively.

In accordance with the terms of the Pro2col Health LLC asset purchase agreement entered into in April 2025, the Company made a contingency payment of $3.0 million during the fourth quarter following the release of Pro2col Beta 2.0 in the U.S., Canada and Puerto Rico in December 2025. For full-year 2025, total contingency payments related to Pro2col were $5.0 million.

As of December 31, 2025, the Company’s revolving credit facility was undrawn, compared to $25.0 million outstanding as of September 30, 2025.

“Our results reflect strong operational and financial momentum,” said Chief Financial Officer John DeSimone. “For the full year, we delivered our second consecutive year of adjusted EBITDA1 and adjusted EBITDA1 margin expansion, generated strong operating cash flows, reduced debt, and ended 2025 with a total leverage ratio of 2.8x.”

For the fourth quarter, the Company’s North America region delivered its second consecutive quarter of double-digit new distributor growth, up 19% year-over-year, while Latin America achieved its seventh straight quarter of year-over-year growth, up 6%. While new distributors joining worldwide declined 5% year-over-year, they increased 16% on a two-year stack basis, reflecting sustained multi-year momentum.

In December, the Company hosted a virtual distributor event introducing the next phase of its strategic beta program for Pro2col, Herbalife’s personalized health and wellness operating system. As part of the event, the Company released Pro2col Beta 2.0, expanding the availability of beta access to distributors and customers in the U.S., Canada, and Puerto Rico. The release also included improvements to distributor marketing pages and the coach dashboard, designed to further enhance the connection and support between distributors and their customers.

The ongoing beta phases are strategically designed to further advance platform development and innovation by incorporating in-market user insights to inform personalization capabilities, prioritize new features, and guide the timing and scope of future rollout phases. Building on these learnings, the Company expects to expand beta access to additional international markets, beginning with select EMEA markets in 2026.

Recent Developments

As announced in a separate press release today, in February 2026, global sports icon Cristiano Ronaldo, acquired a 10% equity interest in Pro2col Software, an indirect wholly-owned subsidiary of Herbalife Ltd. that holds the Pro2col technology. Ronaldo invested $7.5 million, along with a commitment to provide services and sponsorship rights to Pro2col Software. This investment underscores Ronaldo’s deep personal commitment to health and nutrition, as well as his shared vision to make personalized nutrition and wellness more accessible globally.

“For more than 45 years, Herbalife’s distributor network has supported millions of customers on their health journeys,” said Chief Executive Officer Stephan Gratziani. “Today, we are building on that legacy—combining science, data, AI, innovation, and community to bring the next generation of personalized nutrition and wellness to more people around the world. With Cristiano Ronaldo’s investment in Pro2col, our 2025 acquisitions, and continued investments in product and digital innovation, we are strengthening our platform and expanding our global impact.”

Fourth Quarter and Full-Year 2025 Key Metrics

Regional Net Sales and FX Impact

	Reported Net Sales		YoY Growth (Decline)
$ million	Q4 ‘25	Q4 ‘24	including FX	excluding FX2
North America	243.1	245.0	(0.8)%	(0.8)%
Latin America	234.7	199.5	17.6%	11.0%
EMEA	280.9	257.2	9.2%	4.7%
Asia Pacific	461.3	439.8	4.9%	8.6%
China	63.0	65.9	(4.4)%	(5.6)%
Worldwide	1,283.0	1,207.4	6.3%	5.5%

	Reported Net Sales		YoY Growth (Decline)
$ million	FY ‘25	FY ‘24	including FX	excluding FX2
North America	1,033.0	1,054.4	(2.0)%	(2.0)%
Latin America	881.2	832.5	5.8%	10.5%
EMEA	1,114.4	1,084.8	2.7%	2.3%
Asia Pacific	1,729.8	1,723.8	0.3%	3.0%
China	279.1	297.6	(6.2)%	(6.3)%
Worldwide	5,037.5	4,993.1	0.9%	2.5%

Outlook

First Quarter 2026 Guidance

$ million	Net Sales	Adjusted EBITDA[1]	CapEx
Reported	+3.0% to +7.0% YoY	155 – 175	10 – 20
Constant Currency(a)	+0.5% to +4.5% YoY	155 – 175
Q1 ‘25 Actuals	1,221.7	164.9 13.5% margin	18.3

Full-Year 2026 Guidance

$ million	Net Sales	Adjusted EBITDA[1]	CapEx
Reported	+1.0% to +6.0% YoY	670 – 710	50 – 80
Constant Currency(a)	+0.0% to +5.0% YoY	665 – 705
FY ‘25 Actuals	5,037.5	657.6 13.1% margin	80.4

(a)	Non-GAAP Measure. Represents projections using U.S. dollars at Q1 ‘25 and FY ‘25 average FX rates, respectively, and adjusting for other FX related impacts. Refer to Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why the Company believes adjusting for the effects of foreign exchange is useful and non-GAAP guidance.

Guidance Assumptions

●	Net sales and adjusted EBITDA[1] use the average daily exchange rates for the first three weeks of January 2026 to translate local currency projections

●	Outlook includes preliminary estimates of the impact of incremental tariffs enacted as of February 17, 2026

Additional FY 2026 Expectations

●	Capitalized SaaS implementation costs of $40 million to $60 million, which are not included in capital expenditures

●	Depreciation and amortization, and amortization of SaaS implementation costs, of $140 million to $150 million

●	Adjusted effective tax rate of approximately 30%

Earnings Webcast and Conference Call

Herbalife’s senior management team will host an audio webcast and conference call to discuss its fourth quarter and full-year 2025 financial results on Wednesday, February 18, 2026, at 5:30 p.m. ET (2:30 p.m. PT).

The audio webcast will be available at the following link: https://edge.media-server.com/mmc/p/si6puiij

Participants joining via the conference call may obtain the dial-in information and personal PIN to access the call by registering at the following link:

https://register-conf.media-server.com/register/BId0031ecb02c540ffb397af168e0c357d

Senior management also plans to reference slides during the webcast and call, which will be available under the Investor Relations section of Herbalife’s website at https://ir.herbalife.com, where financial and other information is posted from time to time. The webcast will also be available at the same website, along with a replay of the webcast following the completion of the event and for three months thereafter.

About Herbalife Ltd.

Herbalife (NYSE: HLF) is a premier health and wellness company, community and platform that has been changing people’s lives with great nutrition products and a business opportunity for its independent distributors since 1980. The Company offers science-backed products to consumers in more than 90 markets through entrepreneurial distributors who provide one-on-one coaching and a supportive community that inspires their customers to embrace a healthier, more active lifestyle to live their best life.

For more information, visit https://ir.herbalife.com.

Media Contact:

Miguel Lopez-Najera

Director, Global Corporate Communications

miguellope@herbalife.com

Investor Contact:

Erin Banyas
Vice President, Head of Investor Relations

erinba@herbalife.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management, including for future operations, capital expenditures, or share repurchases; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief or expectation; and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate” or any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include the following:

●	the potential impacts of current global economic conditions, including inflation, unfavorable foreign exchange rate fluctuations, and tariffs or retaliatory tariffs, on us; our Members, customers, and supply chain; and the world economy;

●	our ability to attract and retain Members;

●	our relationship with, and our ability to influence the actions of, our Members;

●	our noncompliance with, or improper action by our employees or Members in violation of, applicable U.S. and foreign laws, rules, and regulations;

●	adverse publicity associated with our Company or the direct-selling industry, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

●	changing consumer preferences and demands and evolving industry standards, including with respect to climate change, sustainability, and other environmental, social, and governance matters;

●	the competitive nature of our business and industry;

●	legal and regulatory matters, including regulatory actions concerning, or legal challenges to, our products or network marketing program and product liability claims;

●	the Consent Order entered into with the Federal Trade Commission, or FTC, the effects thereof and any failure to comply therewith;

●	risks associated with operating internationally and in China;

●	our ability to execute our growth and other strategic initiatives (such as restructuring efforts, increased market penetration in existing markets, and personalized product and related technology initiatives);

●	the effectiveness and acceptance of new technology-driven initiatives;

●	any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, including the wars in Ukraine and the Middle East, cybersecurity incidents, pandemics, and/or other acts by third parties;

●	our ability to adequately source ingredients, packaging materials, and other raw materials and manufacture and distribute our products;

●	our reliance on our information technology infrastructure, and our ability to successfully develop, deploy, and integrate artificial intelligence into our business;

●	noncompliance by us or our Members with any privacy, artificial intelligence and data protection laws, rules, or regulations or any security breach involving the misappropriation, loss, or other unauthorized use or disclosure of confidential information;

●	contractual limitations on our ability to expand or change our direct-selling business model;

●	the sufficiency of our trademarks and other intellectual property;

●	product concentration;

●	our reliance upon, or the loss or departure of any member of, our senior management team;

●	our ability to integrate and capitalize on acquisition transactions;

●	restrictions imposed by covenants in the agreements governing our indebtedness;

●	risks related to our convertible notes;

●	changes in, and uncertainties relating to, the application of transfer pricing, income tax, customs duties, value added taxes, and other tax laws, treaties, and regulations, or their interpretation;

●	our incorporation under the laws of the Cayman Islands; and

●	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

Additional factors and uncertainties that could cause actual results or outcomes to differ materially from our forward-looking statements are set forth in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission on February 18, 2026, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our Consolidated Financial Statements and the related Notes included therein. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Forward-looking statements made in this release speak only as of the date hereof. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Results of Operations

Herbalife Ltd. and Subsidiaries

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(unaudited)
Net sales	$1,283.0	$1,207.4	$5,037.5	$4,993.1
Cost of sales	288.3	267.5	1,114.6	1,104.3
Gross profit	994.7	939.9	3,922.9	3,888.8
Selling expenses (1)	452.4	430.6	1,782.4	1,782.8
General and administrative expenses (1)	442.5	403.3	1,664.3	1,725.6
Other operating income (2)	-	(0.5)	(4.8)	(5.5)
Operating income	99.8	106.5	481.0	385.9
Interest expense, net	49.3	53.9	205.9	206.0
Other expense, net (3)	-	-	-	10.5
Income before income taxes	50.5	52.6	275.1	169.4
Income taxes	(34.6)	(125.3)	47.3	(84.9)
Net income	85.1	177.9	227.8	254.3
Net loss attributable to noncontrolling interest	(0.3)	-	(0.5)	-
Net income attributable to Herbalife	$85.4	$177.9	$228.3	$254.3

Earnings per share attributable to Herbalife:
Basic	$0.83	$1.76	$2.22	$2.53
Diluted	$0.81	$1.74	$2.20	$2.50

Weighted-average shares outstanding:
Basic	103.5	101.1	102.8	100.6
Diluted	105.0	102.0	103.6	101.6

(1)	Prior period amounts were reclassified to conform to current period presentation. Refer to Schedule B – “Reclassifications” for additional details.

(2)	Other operating income for the year ended December 31, 2025 and the three months and year ended December 31, 2024 relates to certain China government grant income

(3)	Other expense, net for the year ended December 31, 2024 relates to loss on extinguishment of 2018 Credit Facility, as well as partial redemption and private repurchase of 2025 Notes

Herbalife Ltd. and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions)

	December 31,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$353.1	$415.3
Receivables, net	91.9	68.9
Inventories	511.7	475.4
Prepaid expenses and other current assets	188.0	184.1
Total current assets	1,144.7	1,143.7

Property, plant and equipment, net	447.7	460.2
Operating lease right-of-use assets	168.3	185.7
Marketing-related intangibles and other intangible assets, net	315.1	312.3
Goodwill	100.5	87.7
Deferred income tax assets	464.3	398.6
Other assets	145.3	139.9
Total assets	$2,785.9	$2,728.1

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$99.8	$70.0
Member compensation liabilities (1)	402.4	359.9
Current portion of long-term debt	20.9	283.5
Other current liabilities (1)	489.8	517.0
Total current liabilities	1,012.9	1,230.4

Non-current liabilities:
Long-term debt, net of current portion	1,971.7	1,976.6
Non-current operating lease liabilities	155.7	169.5
Other non-current liabilities	155.0	152.7
Total liabilities	3,295.3	3,529.2

Commitments and contingencies

Shareholders’ deficit:
Common shares	0.1	0.1
Paid-in capital in excess of par value	316.0	278.2
Accumulated other comprehensive loss	(251.5)	(271.4)
Accumulated deficit	(579.7)	(808.0)
Total Herbalife shareholders’ deficit	(515.1)	(801.1)
Noncontrolling interest	5.7	-
Total shareholders’ deficit	(509.4)	(801.1)
Total liabilities and shareholders’ deficit	$2,785.9	$2,728.1

(1)	Prior period amounts were reclassified to conform to current period presentation. Refer to Schedule B – “Reclassifications” for additional details.

Herbalife Ltd. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions)

	Year Ended December 31,
	2025	2024

Cash flows from operating activities:
Net income	$227.8	$254.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	121.2	121.4
Share-based compensation expenses	44.1	50.0
Non-cash interest expense	16.4	13.4
Deferred income taxes	(64.2)	(229.6)
Inventory write-downs	25.9	18.9
Foreign exchange transaction loss	0.8	7.6
Loss on extinguishment of debt	-	10.5
Other	(3.2)	6.4
Changes in operating assets and liabilities:
Receivables	(19.7)	5.9
Inventories	(27.9)	(30.4)
Prepaid expenses and other current assets	13.0	43.1
Accounts payable	24.1	(14.6)
Member compensation liabilities (1)	23.5	6.5
Other current liabilities (1)	(36.2)	45.0
Other	(12.3)	(23.0)
Net cash provided by operating activities	333.3	285.4

Cash flows from investing activities:
Purchases of property, plant and equipment	(80.4)	(122.0)
Acquisition of business and assets	(25.5)	-
Proceeds from sale and leaseback transaction, net of related expenses	-	37.9
Other	(2.8)	(0.5)
Net cash used in investing activities	(108.7)	(84.6)

Cash flows from financing activities:
Borrowings from senior secured credit facility and other debt, net of discount	724.8	1,394.4
Principal payments on senior secured credit facility and other debt	(746.6)	(1,937.0)
Repayment of convertible senior notes	-	(197.0)
Proceeds from senior secured notes, net of discount	-	778.4
Repayment of senior notes	(262.3)	(344.3)
Debt issuance costs	(0.1)	(24.0)
Share repurchases	(8.2)	(8.3)
Other	(3.1)	2.5
Net cash used in financing activities	(295.5)	(335.3)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	8.1	(22.9)
Net change in cash, cash equivalents, and restricted cash	(62.8)	(157.4)
Cash, cash equivalents, and restricted cash, beginning of period	438.1	595.5
Cash, cash equivalents, and restricted cash, end of period	$375.3	$438.1

Cash paid during the year:
Interest paid	$205.7	$194.4

(1)	Prior period amounts were reclassified to conform to current period presentation. Refer to Schedule B – “Reclassifications” for additional details.

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA and Credit Agreement EBITDA

In addition to its reported results calculated in accordance with U.S. GAAP, the Company has included in this release adjusted net income, adjusted diluted EPS, adjusted EBITDA and credit agreement EBITDA, performance measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Adjusted net income, adjusted diluted EPS, adjusted EBITDA and credit agreement EBITDA are calculated as net income attributable to Herbalife excluding the impact of certain unusual or non-recurring items such as expenses related to restructuring initiatives, expenses related to the digital technology program, gains or losses from sale of property, gains or losses from extinguishment of debt and certain tax expenses and benefits, as further detailed in the reconciliations below. In addition, during the fourth quarter of 2024, the Company recognized $147.3 million of non-cash net deferred income tax benefits related to changes the Company initiated to its corporate entity structure, including intra-entity transfers of intellectual property to one of its European subsidiaries, which was excluded from adjusted net income and adjusted diluted EPS. A portion of these non-cash net deferred income tax benefits will reduce cash taxes paid and result in net deferred tax expense recognized in future periods. Beginning in the first quarter of 2025 and in future periods, the related net deferred tax effects will be excluded from adjusted net income and adjusted diluted EPS. Adjusted EBITDA margin represents adjusted EBITDA divided by net sales. Credit agreement EBITDA represents EBITDA adjusted for items permitted under the Company’s senior secured credit facilities.

Management believes that such non-GAAP performance measures, when read in conjunction with the Company’s reported results, calculated in accordance with U.S. GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported results under U.S. GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance.

The Company’s definitions and calculations as set forth in the tables below of adjusted net income, adjusted diluted EPS, adjusted EBITDA and credit agreement EBITDA may not be comparable to similarly titled measures used by other companies because other companies may not calculate them in the same manner as the Company does and should not be viewed in isolation from, nor as alternatives to, net income attributable to Herbalife or diluted EPS calculated in accordance with U.S. GAAP.

The Company does not provide a reconciliation of forward-looking adjusted EBITDA or constant currency adjusted EBITDA guidance to net income attributable to Herbalife, the comparable U.S. GAAP measure, because, due to the unpredictable or unknown nature of certain significant items, such as income tax expenses or benefits, loss contingencies, and any gains or losses in connection with refinancing transactions, the Company cannot reconcile these non-GAAP projections without unreasonable efforts. The Company expects the variability of these items, which are necessary for a presentation of the reconciliation, could have a significant impact on the Company’s reported U.S. GAAP financial results.

Currency Fluctuation

The Company’s international operations have provided and will continue to provide a significant portion of its total net sales. As a result, total net sales will continue to be affected by fluctuations in the U.S. dollar against foreign currencies. In order to provide a framework for assessing how the Company’s underlying businesses performed excluding the effect of foreign currency fluctuations, in addition to comparing the percent change in net sales from one period to another in U.S. dollars, the Company also compares the percent change in net sales from one period to another period using “net sales in local currency.” Net sales in local currency is not a measure presented in accordance with U.S. GAAP. Net sales in local currency removes from net sales in U.S. dollars the impact of changes in exchange rates between the U.S. dollar and the local currencies of the Company’s foreign subsidiaries, by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period. The Company believes presenting net sales in local currency is useful to investors because it allows a meaningful comparison of net sales of its foreign operations from period to period. In addition, the Company presents adjusted EBITDA on a constant currency basis, which is a non-GAAP financial measure, and is calculated by translating the current period adjusted EBITDA into U.S. dollars using the same foreign currency exchange rates that were used to translate such measure for the previous comparable period and adjusting for other FX related impacts. However, net sales in local currency and adjusted EBITDA on a constant currency basis should not be considered in isolation or as an alternative to net sales and adjusted EBITDA, respectively, in U.S. dollar measures that reflect current period exchange rates, or to net sales and net income attributable to Herbalife calculated and presented in accordance with U.S. GAAP.

The following is a reconciliation of net income attributable to Herbalife to adjusted net income:

	Three Months Ended December 31,		Year Ended December 31,
$ million	2025	2024	2025	2024
Net income attributable to Herbalife	$85.4	$177.9	$228.3	$254.3
Expenses related to Technology Realignment Program (1)	4.9	-	9.1	-
Expenses related to Restructuring Program (1)	2.2	0.9	7.0	69.1
Expenses related to Transformation Program (1)	-	4.0	-	13.4
Digital technology program costs (1)	3.4	4.6	6.2	26.7
Transition charge related to Sep ‘25 India Goods and Services Tax (GST) amendments (1)	11.3	-	11.3	-
Gain on sale of property (1)	-	-	-	(4.0)
Loss on extinguishment of debt (1)	-	-	-	10.5
Income tax adjustments for above items (1)	(4.2)	(3.3)	(6.2)	(23.8)
Deferred income tax effects, net, related to corporate entity reorganization (2)	(55.5)	(147.3)	(36.3)	(147.3)
Adjusted net income	$47.5	$36.8	$219.4	$198.9

The following is a reconciliation of diluted earnings per share to adjusted diluted earnings per share:

	Three Months Ended December 31,		Year Ended December 31,
$ per share	2025	2024	2025	2024
Diluted earnings per share	$0.81	$1.74	$2.20	$2.50
Expenses related to Technology Realignment Program (1)	0.05	-	0.09	-
Expenses related to Restructuring Program (1)	0.02	0.01	0.07	0.68
Expenses related to Transformation Program (1)	-	0.04	-	0.13
Digital technology program costs (1)	0.03	0.05	0.06	0.26
Transition charge related to Sep ‘25 India GST amendments (1)	0.11	-	0.11	-
Gain on sale of property (1)	-	-	-	(0.04)
Loss on extinguishment of debt (1)	-	-	-	0.10
Income tax adjustments for above items (1)	(0.04)	(0.03)	(0.06)	(0.23)
Deferred income tax effects, net, related to corporate entity reorganization (2)	(0.53)	(1.44)	(0.35)	(1.45)
Adjusted diluted earnings per share (3)	$0.45	$0.36	$2.12	$1.96

(1)	Based on interim income tax reporting rules, these expense items are not considered discrete items. The tax effect of the adjustments between our U.S. GAAP and non-GAAP results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s).
(2)	Non-cash net deferred tax effects related to an income tax benefit previously recognized due to changes to corporate entity structure in the fourth quarter of 2024. Refer to Supplemental Information included herein for further details.
(3)	Amounts may not total due to rounding

Excludes tax (benefit)/expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
$ million	2025	2024	2025	2024
Expenses related to Technology Realignment Program	$0.8	$-	$1.6	$-
Expenses related to Restructuring Program	0.2	(2.6)	1.1	(17.5)
Expenses related to Transformation Program	-	(1.2)	-	(3.1)
Digital technology program costs	0.4	0.7	0.7	(1.8)
Transition charge related to Sep ‘25 India GST amendments	2.8	-	2.8	-
Gain on sale of property	-	-	-	0.9
Loss on extinguishment of debt	-	(0.2)	-	(2.3)
Total income tax adjustments	$4.2	$(3.3)	$6.2	$(23.8)

	Three Months Ended December 31,		Year Ended December 31,
$ per share	2025	2024	2025	2024
Expenses related to Technology Realignment Program	$(0.01)	$-	$(0.01)	$-
Expenses related to Restructuring Program	-	(0.03)	(0.01)	(0.17)
Expenses related to Transformation Program	-	(0.01)	-	(0.03)
Digital technology program costs	-	0.01	(0.01)	(0.02)
Transition charge related to Sep ‘25 India GST amendments	(0.03)	-	(0.03)	-
Gain on sale of property	-	-	-	0.01
Loss on extinguishment of debt	-	-	-	(0.02)
Total income tax adjustments	$(0.04)	$(0.03)	$(0.06)	$(0.23)

The following are reconciliations of net income attributable to Herbalife to EBITDA, adjusted EBITDA and Credit Agreement EBITDA and Credit Agreement total leverage ratio for the respective periods:

	Three Months Ended					Year Ended December 31,
$ million	Dec 31 ‘24	Mar 31 ‘25	Jun 30 ‘25	Sep 30 ‘25	Dec 31 ‘25	2025		2024
Net sales	$1,207.4	$1,221.7	$1,259.1	$1,273.7	$1,283.0	$5,037.5		$4,993.1

Net income attributable to Herbalife	$177.9	$50.4	$49.3	$43.2	$85.4	$228.3		$254.3
Interest expense, net	53.9	52.0	53.6	51.0	49.3	205.9		206.0
Income taxes	(125.3)	20.4	29.8	31.7	(34.6)	47.3		(84.9)
Depreciation and amortization	29.0	30.7	30.5	30.7	29.3	121.2		121.4
EBITDA	135.5	153.5	163.2	156.6	129.4	602.7		496.8
Amortization of SaaS implementation costs	5.0	5.7	5.7	5.0	4.9	21.3		22.3
Expenses related to Technology Realignment Program	-	-	3.6	0.6	4.9	9.1		-
Expenses related to Restructuring Program	0.9	3.3	0.7	0.8	2.2	7.0		69.1
Expenses related to Transformation Program	4.0	-	-	-	-	-		13.4
Digital technology program costs	4.6	2.4	0.4	-	3.4	6.2		26.7
Transition charge related to Sep ‘25 India GST amendments	-	-	-	-	11.3	11.3		-
Gain on sale of property	-	-	-	-	-	-		(4.0)
Loss on extinguishment of debt	-	-	-	-	-	-		10.5
Adjusted EBITDA	150.0	164.9	173.6	163.0	156.1	657.6		634.8
Interest income	3.0	2.6	1.8	2.0	2.1	8.5		12.3
Inventory write-downs	1.9	11.4	3.5	6.5	4.5	25.9		18.9
Share-based compensation expenses	13.3	11.6	10.4	11.2	10.9	44.1		50.0
Other expenses (income) (1)	(4.1)	1.5	3.1	1.5	(0.2)	5.9		12.8
Credit Agreement EBITDA	$164.1	$192.0	$192.4	$184.2	$173.4	$742.0		$728.8
Credit Agreement Total Debt (2)						$2,050.0		$2,332.7
Credit Agreement Total Leverage Ratio						2.8	x	3.2	x

Net income margin	14.7%	4.1%	3.9%	3.4%	6.7%	4.5%		5.1%
Adjusted EBITDA margin	12.4%	13.5%	13.8%	12.8%	12.2%	13.1%		12.7%

(1)	Other expenses (income) include certain non-cash items such as bad debt expense, unrealized foreign currency gains and losses, and other gains and losses
(2)	Represents the outstanding principal amount of total debt as of the respective period end

SCHEDULE B: RECLASSIFICATIONS

Effective in the fourth quarter of 2025, the Company retrospectively separated selling expenses from selling, general, and administrative expenses in the consolidated statements of income and combined those selling expenses with royalty overrides in the consolidated statements of income to simplify its financial statement presentation. Specifically, the Company’s Member compensation payments recognized as operating expenses, previously reported as royalty overrides, have been combined with the service fees to China’s independent service providers which were previously reported as selling expense within selling, general, and administrative expenses, and the two categories of expense are now collectively being presented in selling expenses within the consolidated statements of income. As a result, $33.6 million and $149.8 million related to service fees to China independent service providers previously presented as selling, general, and administrative expenses and all amounts previously presented as royalty overrides, were collectively reclassified to selling expenses within the consolidated statements of income for the quarter and year ended December 31, 2024, respectively.

As a result of the above, the accrued Member compensation liabilities previously reported as royalty overrides within the consolidated balance sheets are now presented as Member compensation liabilities. In addition, $25.8 million of accrued service fees to China independent service providers within other current liabilities was reclassified to Member compensation liabilities as of December 31, 2024, within the consolidated balance sheets.

Also, as a result of the above, the Member compensation previously reported as royalty overrides within the operating activities in the consolidated statements of cash flows is now presented as Member compensation liabilities. In addition, $4.6 million of cash outflows related to service fees to China independent service providers were reclassified from other current liabilities to Member compensation liabilities within the Company’s cash flows from operating activities in the consolidated statements of cash flows, for the year ended December 31, 2024.

These reclassifications did not impact the amounts of the prior period total assets, total liabilities, operating income, net income attributable to Herbalife, and net cash provided by (used in) operating activities, investing activities and financing activities, and did not impact the Company’s accompanying consolidated statements of comprehensive income and consolidated statements of changes in shareholders’ deficit.